Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2006, relating to the financial statements of FiberNet Telecom Group, Inc. appearing in the Annual Report on Form 10-K of FiberNet Telecom Group, Inc. for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

New York, New York

April 21, 2006